Report Name - 10F-3

Fund - CGCM Emerging Markets Equity Investments

                                Period : 09/01/05 through 02/28/06


                                    ID : 744
                           Issuer Name : Grupo Aeroportuario del Pacifico, S.A.
                            Trade Date : 02/24/06
                        Selling Dealer : Credit Suisse
                Total Shares Purchased : 25,000.00
                        Purchase Price : 21.00
                    % Received by Fund : 0.005%
                        % of Issue (1) : 0.005%
        Other Participant Accounts (2) :                -
                      Issue Amount (2) :     477,000,000.00
          Total Received All Funds (2) :          25,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.

           Report Name:   10F-3 Syndicate Supplement

                        Issuer:  Grupo Aeroportuario del Pacifico
                    Trade Date:  2/24/06
         Joint/Lead Manager(s):  Credit Suisse
                  Co- Managers:  Citigroup
                                 Deutsche Bank
                                 Santander Investment